Exhibit 4.1

                          SECURITIES PURCHASE AGREEMENT

      This Securities Purchase Agreement (this "Agreement") is dated as of April __, 2004, by and among DynTek, Inc. (the "Company"), and the purchasers listed on Schedule 1 hereto (each a "Purchaser" and collectively, the "Purchasers").

      WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchasers, and the Purchasers, severally and not jointly, desire to purchase from the Company the (i) number of shares of Common Stock, and (ii) Warrants set forth opposite each Purchaser's name on Schedule 1 hereto (collectively, the "Offering").

      NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agrees as follows:

                                   ARTICLE I.

                                   DEFINITIONS

      1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

      "Action" shall have the meaning ascribed to such term in Section 3.1(j).

      "Agent Shares" shall have the meaning ascribed to such term in Section 2.6 of this Agreement.

      "Agent Warrant Agreement" shall mean the Placement Agent's Warrant Agreement dated as of the Closing Date.

      "Agent  Warrants" shall have the meaning  ascribed to such term in Section
2.6 of this Agreement.

      "Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

      "Business Day" means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

      "Closing" means the closing of the purchase and sale of the Common Stock and the Warrants pursuant to Section 2.1 on April __, 2004, or such other date as agreed to by the parties.

      "Closing Date" means the date of the Closing.

      "Closing Price" means on any particular date (a) the last reported closing bid price per share of Common Stock on such date on the Trading Market (as reported by Bloomberg L.P. at 4:15 p.m. (New York time) as the last reported closing bid price for regular session trading on such day), or (b) if there is no such price on such date, then the closing bid price on the Trading Market on the date nearest preceding such date (as reported by Bloomberg L.P. at 4:15 p.m. (New York time) as the closing bid price for regular session trading on such day), or (c) if the Common Stock is not then listed or quoted on the Trading Market and if prices for the Common Stock are then reported in the "pink sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) if the shares of Common Stock are not then publicly traded the fair market value of a share of Common Stock as determined by an appraiser selected in good faith by the Purchasers of a majority in interest of the Shares then outstanding.

      "Commission" means the Securities and Exchange Commission.

      "Common Stock" means the Class A common stock of the Company, par value $.0001 per share, and any securities into which such Class A common stock may hereafter be reclassified.

      "Common Stock Equivalents" means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

      "Company Counsel" means Nixon Peabody LLP.

      "Disclosure Schedules" means the Disclosure Schedules attached hereto.

      "Effective Date" means the date that the Registration Statement is first declared effective by the Commission.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Indemnified Party" shall have the meaning ascribed to such term Section 5.16(b).

      "Indemnifying  Party"  shall  have the  meaning  ascribed  to such term in
Section 5.16(b).

      "Intellectual Property Rights" shall have the meaning ascribed to such term in Section 3.1(o).

      "Investor  Securities"  means the  Shares,  the  Warrants  and the Warrant
Shares.

      "Liens" means a lien, charge, security interest, encumbrance, right of first refusal or other restriction.


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

      "Material  Adverse Effect" shall have the meaning ascribed to such term in
Section 3.1(b).

      "Material Permits" shall have the meaning ascribed to such term in Section 3.1(m).

      "Per Share Purchase Price" means $1.15, subject to adjustment for reverse or forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement and before the Closing.

      "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

      "Placement Agent" means Duncan Capital LLC.

      "Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Shares and the Warrant Shares and by the Placement Agent of the Agent Shares.

      "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and each Purchaser, in the form of EXHIBIT A hereto.

      "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

      "SEC Reports" shall have the meaning ascribed to such term in Section 3.1(h).

      "Securities Act" means the Securities Act of 1933, as amended.

      "Series A Warrants" means the common stock purchase warrants in the form of EXHIBIT B-1 hereto issuable to each Purchaser at Closing; such Series A Warrants are exercisable to purchase up to the number of shares of Common Stock equal to 30% of the aggregate number of Shares to be issued to such Purchaser at the Closing, which shall have an exercise price equal to $1.75 per share and be exercisable for a period of five years commencing on the date that is six months from the Closing Date.

      "Series B Warrants" means the common stock purchase warrants in the form of EXHIBIT B-2 hereto issuable to each Purchaser at Closing; such Series B Warrants are exercisable to purchase up to the number of shares of Common Stock equal to 20% of the aggregate number of Shares to be issued to such Purchaser at the Closing, which shall have an exercise price equal to $1.50 per share and be exercisable for a period of 180 days commencing on the Effective Date.

      "Shares" means the shares of Common Stock purchased by the Purchasers pursuant to this Agreement.


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

      "Subscription Amount" means as to each Purchaser, the amount set forth below such Purchaser's signature block on the Signature Page of this Agreement in United States Dollars and in immediately available funds.

      "Subsidiary"  shall  have the  meaning  ascribed  to such term in  Section
3.1(a).

      "Trading Day" means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not quoted on a Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as
reported  by  the  National  Quotation  Bureau   Incorporated  (or  any  similar
organization or agency succeeding to its functions of reporting price); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), and (ii) hereof, then Trading Day shall mean a Business Day.

      "Trading Market" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the OTC Bulletin Board, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market.

      "Transaction Documents" means this Agreement, the Registration Rights Agreement, the Warrants, the Placement Agent Warrant Agreement, the Agent Warrant(s) and any and all other documents or agreements executed in connection with the transactions contemplated hereunder.

      "Transaction Securities" means the Shares, the Warrants, the Warrant Shares, the Agent Warrants and the Agent Shares.

      "Warrants" means collectively the Series A Warrants and Series B Warrants issuable to each Purchaser at Closing.

      "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

                                   ARTICLE II.

                                PURCHASE AND SALE

      2.1 Closing. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Company shall sell and issue to each Purchaser and each Purchaser shall purchase from the Company (i) the number of Shares set forth opposite such Purchaser's name on Schedule I hereto. Each Purchaser shall purchase from the Company, and the Company shall issue and sell to each Purchaser, a number of Shares equal to such Purchaser's Subscription Amount divided by the Per Share Purchase Price. The Warrants shall be issued, without additional consideration, on the basis of one Warrant for each Share purchased. Upon satisfaction of the conditions set forth in Section 2.2, the Closing shall occur at the offices of Nixon Peabody, LLP, located at 437 Madison Avenue, New York, New York 10022, or such other location as the parties shall mutually agree.

      2.2 Closing Conditions.


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

            (a) At the Closing, as a condition to the Purchasers' obligations hereunder, the Company shall deliver or cause to be delivered to:

                  (i) each Purchaser,  an irrevocable  instruction letter to the
            Company's transfer agent authorizing the issuance of a restricted stock certificate for such number of Shares set forth next to such Purchaser's name on Schedule 1 hereto purchased by each Purchaser;

                  (ii) each Purchaser,  a Series A Warrant and Series B Warrant, registered in the name of such Purchaser, as duly executed by the Company, entitling such Purchaser to purchase such amount of Warrant Shares as are set forth next to such Purchaser's name on Schedule 1 hereto;

                  (iii) each Purchaser,  the Registration  Rights Agreement duly executed by the Company;

                  (iv) each  Purchaser,  this  Agreement  duly  executed  by the
            Company;

                  (v) each  Purchaser and the Placement  Agent,  a legal opinion from Company Counsel in form and substance reasonably satisfactory to the Purchasers and Placement Agent;

                  (vi) the Placement Agent, a certificate of the Chief Executive
            Officer of the Company stating, among other things, that (i) all the conditions set forth in Section 2.2 of this Agreement have been satisfied in all, (ii) except as set forth in any Schedule to this Agreement, since December 31, 2003, there has been no event, condition or circumstance that has had or could reasonably be expected to have a Material Adverse Effect, and (iii) the Company has complied in all material respects with all its covenants and agreements set forth in the Transaction Documents; and

                  (vii) the Placement  Agent,  a certificate of the Secretary of the Company containing, among other items true and complete copies of the resolutions of the Board of Directors of the Company approving Transaction Documents, Placement Agent compensation, the Offering and all documents and matters relating thereto.

            (b) At the Closing, as a condition to the Company's obligations hereunder, each Purchaser shall deliver or cause to be delivered to the Company the following:

                  (i) this Agreement duly executed by such Purchaser;

                  (ii) such  Purchaser's  payment  for the Shares  and  Warrants being purchased from the escrow account by wire transfer; and

                  (iii) the Registration  Rights Agreement duly executed by such
            Purchaser.

            (c) At the Closing, as a condition to each party's obligations hereunder, all representations and warranties of each of the parties herein shall remain true and correct in all material respects as of the Closing Date.

            (d) As of the Closing Date, as a condition to the Purchasers' obligations hereunder, there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

            (e) From the date hereof to the Closing Date, and as a condition to the Purchasers' obligations, (i) trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to Closing); (ii) trading in securities generally shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market; and (iii) no banking moratorium shall have been declared either by the United States or New York State authorities.

      2.3 Escrow Provisions. Pending the sale of the Shares and the Warrants, all funds paid hereunder shall be deposited by the Company in escrow with Continental Stock Transfer & Trust Company (the "Escrow Agent") pursuant to an escrow agreement by and among the Escrow Agent, the Company, and the Placement Agent (the "Escrow Agreement"). If a Closing has not occurred on or prior to April __, 2004, or such later date mutually agreed by Company and Placement Agent (the "Termination Date"), then this Agreement shall be void and all funds paid hereunder by each Purchaser shall be promptly returned to each Purchaser without interest and/or deduction, subject to Section 2.5 hereof. If a Closing occurs on or prior to the Termination Date, then all net purchase price proceeds shall promptly be paid over to the Company.

      2.4 Certificates. Each Purchaser hereby authorizes and directs the Company, upon the Closing, to deliver certificates representing the Shares and Warrants to be issued to such Purchaser pursuant to this Agreement to each Purchaser's address indicated in this Agreement.

      2.5 Return of Funds. Each Purchaser hereby authorizes and directs the Company and the Placement Agent to return any funds for unaccepted purchases to the same account from which the funds were drawn.

      2.6 Expenses; Fees. Simultaneously with payment for and delivery of the Shares and Warrants, at the Closing, the Company shall: (i) pay to the Placement Agent a cash fee equal to eight (8%) percent of the aggregate purchase price of the Shares and Warrants sold for the portion of the aggregate purchase price that is equal to or less than $5,000,000 and six (6%) percent for the portion of the aggregate purchase price (if any) that is in excess of $5,000,000 (the "Cash Fee"); (ii) reimburse the Placement Agent for its actual out-of-pocket expenses incurred in connection with the Offering, including, without limitation, the reasonable fees and expenses of its legal counsel, not to exceed legal fees of [$________]; (iii) pay all expenses in connection with the qualification of the Securities under the blue sky laws of the states which the Placement Agent shall designate, including filing fees and disbursements in connection with such blue sky matters; (iv) pay certain fees to the Escrow Agent for acting as escrow agent; and (v) issue to the Placement Agent five year warrants (the "Agent
Warrants") to purchase such number of shares of Common Stock (the "Agent Shares") as shall equal ten (10%) percent of the aggregate number of (a) Shares sold in the Offering, and (b) Warrant Shares issuable upon exercise of the Warrants as of the Closing, at a per share exercise price equal to the Per Share Purchase Price. The Company also agrees to pay the Placement Agent a Cash Fee upon its receipt of proceeds, if any, with exercise of the Series B Warrants by Purchasers.

      2.7 Placement Agent. The Investor Securities are being offered on a "best-effort" basis by the Placement Agent. The Placement Agreement reserves the right, but is under no obligation, to sell to its affiliates Shares and Warrants on the terms provided herein.

                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES

      3.1 Representations and Warranties of the Company. Except as set forth under the corresponding section of the Disclosure Schedules delivered concurrently herewith, the Company hereby makes the following representations and warranties as of the date hereof and as of the Closing Date to each
Purchaser:

            (a) Subsidiaries. Other than as disclosed in the SEC Reports, the Company has no direct or indirect operating subsidiaries (a "Subsidiary" and collectively, the "Subsidiaries"). The Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

            (b) Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole, or
(iii) a material adverse effect on the Company's ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a "Material Adverse Effect").

            (c)  Authorization;  Enforcement;  Validity.  The  Company  has  the
requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further corporate action is required by the Company in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) with respect to the


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

indemnification provisions set forth in the Registration Rights Agreement, as limited by public policy.

            (d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby, do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, certificates of designation (or similar document related to preferred stock), bylaws and/or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise), or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected, except in the case of each of clauses (ii) and (iii), such as would not result in a Material Adverse Effect.

            (e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing with the Commission of the Registration Statement, the application(s) and approvals to each Trading Market for the listing of the Shares, Warrant Shares and the Agent Shares for trading thereon in the time and manner required thereby, applicable Blue Sky filings, and the filing of a current report on Form 8-K under the Exchange Act.

            (f) Issuance of the Securities. All of the Transaction Securities have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Company has reserved from its duly authorized capital stock such number of shares of Common Stock so as to permit the issuance of the Shares, the Warrant Shares and the Agent Shares.

            (g) Capitalization. Except as set forth in the SEC Reports, the capitalization of the Company is as described in the Company's most recent periodic report filed with the Commission. Except as set forth in the SEC Reports, the Company has not issued any capital stock since such filing other than pursuant to the exercise of employee stock options under the Company's stock option plans and pursuant to the conversion or exercise of Common Stock Equivalents outstanding on the date hereof. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities, for employee stock options under the Company's stock option plans, or otherwise as reflected in the SEC Reports, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

            (h) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or Section 15(d) of the Exchange Act, for the two (2) years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the "SEC Reports" and, together with the Disclosure Schedules to this Agreement, the "Disclosure Materials"). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

            (i) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its holders of Common Stock or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

            (j) Litigation. Except as disclosed in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency and/or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents and/or the Transaction Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any director or officer thereof, except as disclosed in the SEC Reports, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. Except as disclosed in the SEC Reports, to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission and/or other entity involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

            (k) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.

            (l) Compliance. Except as disclosed in the SEC Reports, neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in the case of clauses (i), (ii) and (iii) as would not result in a Material Adverse Effect.

            (m) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

            (n) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries, taken as a whole, and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, taken as a whole, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in material compliance.

            (o) Patents and Trademarks. To the knowledge of the Company and each Subsidiary, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have would result in a Material Adverse Effect (collectively, the "Intellectual Property Rights"). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable.

            (p) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers, directors and/or employees of the Company and the Subsidiaries are, to the knowledge of the Company, a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (a) for payment of salary or consulting fees for services rendered, (b) reimbursement for expenses incurred on behalf of the Company and (c) for other employee benefits, including stock option agreements under any stock option plan of the Company.

            (q) Internal Accounting Controls. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's Form 10-K or 10-Q, as the case may be, is being prepared.

            (r) Certain Fees. Except for payments payable to the Placement Agent by the Company, the Company has not entered into an agreement to pay any brokerage or finder's fees or commissions to any person including, but not limited to, any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement, except to the extent a Purchaser made an agreement to make any such payment.

            (s) Private Placement. Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Investor Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Transaction Securities hereunder does not contravene the rules and regulations of the Trading Market.

            (t) Investment Company. The Company is not, and is not an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            (u) Listing and Maintenance Requirements. The Company has not, in the twelve (12) months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market, other than a letter from the Trading Market on which the Common Stock is or has been listed or quoted notifying the Company that its securities would be delisted if the trading price did not increase above One Dollar ($1.00) per share. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements, other than potential trading price issues concerning such Trading Market's rules and regulations.

            (v) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any is available, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company's issuance of the Transaction Securities and the Purchasers' ownership of the Investor Securities.

            (w) No General Solicitation. Neither the Company, its Subsidiaries, any of their affiliates nor any person acting on their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Transaction Securities.

            (x) No Integrated Offering. Neither the Company, its Subsidiaries, any of their affiliates nor any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Transaction Securities under the Securities Act or cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Transaction Securities under the Securities Act or cause the Offering to be integrated with other offerings.

            (y) Registration Rights. Except with respect to Purchasers and the Placement Agent and except as provided on Schedule 3.1(y) hereto, no person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

            (z) Right of First Refusal. Except with regard to the Placement Agreement and Duncan Capital, LLC, no person, firm or other business entity is a party to any agreement, contract or understanding, written or oral entitling such party to a right of first refusal with respect to offerings of securities by the Company.

            (aa) Disclosure.  The Company confirms that, neither the Company nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

            (bb) Insurance. Each of the Company and its Subsidiaries maintain insurance of the types and in the amounts deemed adequate for its business, including, but not limited to, product liability insurance, insurance covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

            (cc) Conduct of Business. Since December 31, 2003 and except as otherwise stated in the SEC Reports, the Company has not (a) incurred any debts, obligations or liabilities, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities incurred in the usual and ordinary course of business, having a Material Adverse Effect, (b) made or suffered any changes in its contingent obligations by way of guaranty, endorsement (other than the endorsement of checks for deposit in the usual and ordinary course of business), indemnity, warranty or otherwise, (c) discharged or satisfied any liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the balance sheet dated as at December 31, 2003 and forming part of the SEC Reports, and current liabilities incurred since December 31, 2003, in each case in the usual and ordinary course of business, (d) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, (e) sold, transferred or leased any of its assets except in the usual and ordinary course of business, (f) cancelled or compromised any debt or claim, or waived or released any right, of material value, (g) suffered any physical damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties or business of the Company, (h) entered into any transaction other than in the usual and ordinary course of business except for this Agreement and the related agreements referred to herein, (i)
encountered any labor difficulties or labor union organizing activities, (j) made or granted any wage or salary increase or entered into any employment agreement, (k) issued or sold any shares of capital stock or other securities or granted any options with respect thereto, or modified any equity security of the Company, (l) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding equity securities, (m) suffered or experienced any change in, or condition affecting, its condition (financial or otherwise), properties, assets, liabilities, business operations or results of operations other than changes, events or conditions in the usual and ordinary course of its business, having (either by itself or in conjunction with all such other changes, events and conditions) a Material Adverse Effect, (n) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted, or (o) entered into any agreement or otherwise obligated itself, to do any of the foregoing other than its agreements, currently held in escrow subject to meeting closing conditions, with Young and Williams, PC and its affiliates for the management and related transactions related to the Company's child support enforcement business.

      3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company, acknowledging that the Company is relying upon the accuracy and completeness of the representations and warranties set forth herein to, among other things, ensure that registration under Section 5 of the Securities Act is not required in connection with the sale of the Securities hereby, as follows:

            (a) Organization; Authority. Such Purchaser, if not a natural person, is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

            (b) Investment Intent. Such Purchaser understands that the Investor Securities are "restricted securities" and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Investor Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Investor Securities or any part thereof, has no present intention of distributing any of such Investor Securities and has no arrangement or understanding with any other persons regarding the distribution of such Investor Securities (this representation and warranty not limiting such Purchaser's right to sell the Investor Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Investor Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Investor Securities.

            (c) Purchaser Status. At the time such Purchaser was offered the Shares and Warrants, it was, and at the date hereof it is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Such Purchaser is not, and is not required to be, registered as a broker-dealer under Section 15 of the Exchange Act. In making an investment decision as to whether to purchase the Shares and Warrants offered hereby, each Purchaser has relied solely upon the SEC Reports and the representation and warranties of the Company contained herein. Each Purchaser has had the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the Company and the officers and all such questions have been asked and answered by the Company to the satisfaction of the Purchaser.

            (d) Experience of Such Purchaser. Each Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Investor Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Investor Securities and, at the present time, is able to afford a complete loss of such investment.

            (e) General Solicitation. Such Purchaser is not purchasing the Shares and Warrants as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

            (f) Compliance with the Securities Laws. Such Purchaser agrees to comply with the requirements of Regulation M, if applicable, with respect to the resale of the Shares by the Purchaser. Such Purchaser hereby confirms its understanding that it may not cover short sales made prior to the Effective Date with shares of Common Stock registered for resale on the Registration Statement.

            (g) No Conflicts. Neither the execution and delivery of this Agreement and/or any Transaction Document, nor the consummation of the Transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Purchaser is subject or any provision of its organizational documents or other similar governing instruments.

            (h) No Advice. Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Investor Securities constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Investor Securities.

            (i) No Litigation, Etc. There is no action, suit, proceeding, judgment, claim or investigation pending or, to the knowledge of the Purchaser, threatened against the Purchaser which could reasonably be expected in any manner to challenge or seek to prevent, enjoin, alter or materially delay any of the transactions contemplated by the Transaction Documents.

            (j) Approvals. The execution, delivery and performance by the Purchaser of this Agreement and the Transaction Documents to which it is a party, and the consummation of the transactions set forth herein require no material action by or in respect of, or material filing with, any governmental body, agency, official or authority, by the Purchaser other than (i) any filings, authorizations, consents and approvals as may be required under the Hart-Scott-Rodino Improvements Act of 1976, as amended; (ii) the filing by the Purchaser with the Commission of such reports under the Exchange Act as may be required in connection with this Agreement, the Transaction Documents and the transactions contemplated hereby, and (iii) any filings required by the securities or blue sky laws of the various states.

            (k) Placement Agent. Each Purchaser agrees that neither the Placement Agent nor any of its respective directors, officers, affiliates, employees or agents shall be liable to the Purchaser for any action taken or omitted to be taken by it in connection therewith, except for willful misconduct or gross negligence.

      The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2 and Section 4.1.

                                   ARTICLE IV.

                         OTHER AGREEMENTS OF THE PARTIES

      4.1 Transfer Restrictions.

            (a) The Investor Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Investor Securities other than pursuant to an effective registration statement, pursuant to Rule 144(k), pursuant to Rule 144 (if customary documentation is provided satisfactory to legal counsel to the Company), or in connection with a pledge as contemplated in Section 4.1(b) hereof, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Investor Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

            (b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1(b), of a legend on any of the Investor Securities in the following form:

      THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

      The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Investor Securities to a financial institution that is an "accredited investor" as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Investor Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection with the grant of the pledge. Further, no notice shall be required of grant of the pledge. At the appropriate Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Transaction Securities may reasonably request in connection with a pledge or transfer of the Investor Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder. Notwithstanding anything to the contrary, any such pledgee shall not be entitled to any rights under any of the Transaction Documents unless and until such pledgee executes a written agreement to be bound by Purchasers' obligations under the Transaction Documents.

            (c) Subject to compliance with all laws, rules and regulations including, but not limited to, the Securities Act and the Exchange Act, certificates evidencing the Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b)), (i) following any sale of the Shares or Warrant Shares pursuant to a registration statement (including the Registration Statement) covering the resale of such security, or
(ii) following any sale of the Shares or Warrant Shares pursuant to Rule 144, or
(iii) if such Shares or Warrant Shares are eligible for sale under Rule 144(k) and appropriate documentation is provided satisfactory to legal counsel to the Company, or (iv) if such legend is not required under applicable regulation of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). Subject to compliance with all laws, rules and regulations including, but not limited to, the Securities Act and the Exchange Act, the Company shall cause its counsel to issue a legal opinion to the Company's transfer agent promptly after the Effective Date if required by the Company's transfer agent to effect the removal of the legend hereunder. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, such Warrant Shares shall be issued free of all legends. The Company agrees that at such time as such legend is no longer required under and pursuant to this Section 4.1(c), it will, upon written request from the Purchaser and following the submission to the Company counsel of such materials as shall be reasonably requested by such counsel therefore, no later than four (4) Trading Days following the delivery by a Purchaser to the Company or the Company's transfer agent of a certificate representing Shares and/or Warrant Shares, as the case may be, issued with a restrictive legend, deliver or cause to be delivered to such Purchaser (i) a certificate representing such securities that is free from all restrictive and other legends, or (ii) in lieu of delivering physical certificates representing the Shares and/or Warrant Shares, and provided that the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer (or FAST) program, upon request of the Purchaser, the Company shall use its reasonable commercial efforts to cause its transfer agent to electronically transmit the Shares and/or Warrant Shares by crediting the account of the Purchaser's prime broker with DTC through its Deposit Withdrawal Agent Commission (or DWAC) system. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

            (d) Each Purchaser severally and not jointly agrees that the removal of the restrictive legend from certificates representing the Shares and the Warrant Shares as set forth in this Section 4.1 is predicated upon the Company's reliance that the Purchaser will sell any Investor Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

      4.2 Furnishing of Information. Until the date no Purchaser owns any Investor Securities, the Company covenants and agrees to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of any such holder of Investor Securities, the Company shall deliver to such holder a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. Until the date no Purchaser owns any Investor Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell any Shares and Warrant Shares under Rule 144. The Company further covenants and agrees that it will take such further action as any holder of Investor Securities may reasonably request, all to the extent required from time to time to enable such person to sell any Shares and Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

      4.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of any of the Transaction Securities in a manner that would require the registration under the Securities Act of the sale of the Investor Securities to the Purchasers or that would be integrated with the offer or sale of the Investor Securities for purposes of the rules and regulations of any Trading Market.

      4.4 Securities Laws Disclosure; Publicity. The Company shall use its best efforts to by 9:00 a.m., Eastern Daylight Time, on the first Business following this Agreement issue a press release (which shall be followed by a Form 8-K filing within one (1) Business Day of the Closing) and, in any event, by the end of business on the Business Day following the Closing issue a press release (which shall be followed by a Form 8-K filing within two (2) Business Days thereafter), in either case disclosing the transactions contemplated hereby and make such other filings and notices in the manner and time required by the Commission. The Company and the Placement Agent shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor the Placement Agent shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Placement Agent, or without the prior consent of the Placement Agent, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except
(i) as required by federal securities law in connection with the registration statement contemplated by the Registration Rights Agreement and
(ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under subclause (i) or (ii).

      4.5 Shareholders Rights Plan. No claim will be made or enforced by the Company or any other Person that any Purchaser is an "Acquiring Person" under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Investor Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

      4.6 Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

      4.7 Use of Proceeds. The Company covenants and agrees that all of the net proceeds that it receives from the sale of the Shares and Warrants pursuant to this Agreement, although distributed, allocated and expended by the Company in its sole discretion, shall be used for general working capital and corporate purposes.

      4.8 Reimbursement. If any Purchaser becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by such Purchaser to or with any current stockholder), solely as a result of such Purchaser's acquisition of the Securities under this Agreement, and provided any such person has complied with all laws, rules and regulations and is not in breach of any of its representations, warranties, or agreements made in any of the Transaction Documents, the Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchasers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such Affiliate and any such Person. The Company also agrees that neither the Purchasers nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement, provided such person has complied with all laws, rules and regulations and is not in breach of any of its representations, warranties and agreements made in any of the Transaction Documents.

      4.9 Form D and Blue Sky. The Company shall file a Form D with respect to the Transaction Securities as required under Regulation D under the Securities Act and, upon written request, provide a copy thereof to the Placement Agent for distribution to the Purchasers promptly after such filing. The Company shall, on or before the Closing, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify any Transaction Securities for sale to the Purchasers and/or the Placement Agent pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Purchasers on or prior to the Closing by providing copies of such filings to the Placement Agent. The Company shall make all filings and reports relating to the offer and sale of the Transaction Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing.

      4.10 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Shares, the Warrant Shares and the Agent Shares.

      4.11 Listing of Common Stock. The Company hereby agrees to use its best efforts to maintain the listing of the Common Stock on its current Trading Market, and promptly file with the Trading Market to list the applicable Shares, Warrant Shares and Agent Shares on the Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Shares, Warrant Shares and Agent Shares and will take such other action as is necessary or desirable in the opinion of the Purchasers to cause the Shares, Warrant Shares and Agent Shares to be listed on such other Trading Market as promptly as possible. The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on its current Trading Market and will use its best efforts to comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Trading Market.

      4.12 Indemnification by the Purchasers. Each of the Purchasers severally and not jointly agrees to indemnify and hold harmless the Company and its officers, directors, agents, representatives, shareholders and employees and each of their respective affiliates, from and against any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation that any such party may suffer or incur which are caused by or arise out of (i) any material misrepresentation or material breach or default in the performance by it of any covenant or agreement made by it in this Agreement or in any of the Transaction Documents; or (ii) any material misrepresentation or material breach of warranty or representation made by it in this Agreement or in any of the Transaction Documents. Notwithstanding anything to the contrary provided herein or elsewhere, the liability of each Purchaser under this Section 4.10 shall be limited to the amount paid by the Purchaser pursuant hereto to purchase the Investor Securities, and the procedures and timing for indemnification by the Purchasers under this Section
4.10 shall follow the procedures and provisions of Sections 5.16(b) and (c), mutatis mutandis, with respect to indemnification by the Company of the Purchasers.

      4.13 Reporting Obligations. So long as any Purchaser beneficially owns any Investor Securities, the Company shall continue to file or furnish pursuant to the Exchange Act or the Securities Act, and the Company shall use commercially reasonable best efforts to maintain its status as an issuer required to file such reports under the Exchange Act. In addition, during such same period, the Company shall take all actions necessary to continue to meet the "registrant eligibility" requirements set forth in the general instructions to Form S-3 or any successor form thereto, to continue to be eligible to register the resale of the Shares, the Warrant Shares and the Agent Shares under the Securities Act on such Form.

                                   ARTICLE V.

                                  MISCELLANEOUS

      5.1 Fees and Expenses. Except as otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that the Company shall pay a maximum of [$_________] for the aggregate fees and expenses of counsel to the Placement Agent. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities.

      5.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

      5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on (a) the next Business Day, if sent by U.S. nationally recognized overnight courier service for next day priority delivery, or (b) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications to the Company shall be as set forth below and for each Purchaser shall be as set forth on the signature pages attached hereto.

      If to the Company:

            DynTek, Inc.
            18881 Karman Avenue
            Suite 250
            Irvine, CA  92612
            Attention: Mr. Steven Ross, President
            Telephone: (949) 798-7201

      With a copy to:

            Nixon Peabody LLP
            437 Madison Avenue
            New York, NY  10022
            Attention:  Peter W. Rothberg, Esq.
            Telephone:  212-940-3106
            Fax:  866-947-2410

      5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

      5.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

      5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser. Any Purchaser, however, may assign any or all of its Investor Securities and/or rights under this Agreement to any Person, provided such transferee agrees in writing to be bound, with respect to the transferred Investor Securities and otherwise, by the provisions hereof that apply to the "Purchasers."

      5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

      5.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement, shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements.

      5.9 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and delivery of the Shares and Warrants for a period of twelve (12) months.

      5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

      5.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

      5.12 Replacement of Investor Securities. If any certificate or instrument evidencing any Investor Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Investor Securities.

      5.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

      5.14 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall, to the extent permissible under applicable law, be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

      5.15 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser represents that it has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

      5.16 Indemnification by the Company.

            (a) The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Purchaser, the officers, directors, agents and employees of each of them, each Person who controls any such Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys' fees) and expenses (including the cost (including without limitation, reasonable attorneys' fees) and expenses relating to an Indemnified Party's (as defined below) actions to enforce the provisions of this Section 5.16) (collectively, "Losses"), as incurred, to the extent arising out of or relating to (i) any material misrepresentation or material breach of any representation or warranty made by the Company in the Transaction Documents, or, (ii) any material breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents, or (iii) any cause of action, suit or claim brought or made against such Indemnified Party and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents executed pursuant hereto by any of the Indemnified Parties. If the indemnification provided for in this Section 5.16 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Losses, then the Indemnifying Party (as defined below), in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the actions or omissions that resulted in such Losses as well as any other relevant equitable considerations. The Company shall notify the Purchasers promptly of the institution, threat or assertion of any proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

            (b) Conduct of Indemnification Proceedings. If any proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the Company (the "Indemnifying Party") in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, however, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally judicially determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party.

      An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such proceeding; or (3) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of one separate counsel for all Indemnified Parties in any matters related on a factual basis shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such proceeding affected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

            (c) Timing of Payments. All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section 5.16 shall be paid to the Indemnified Party, as incurred, within ten (10) Trading Days of written notice thereof to the Indemnifying Party; provided, however, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is not entitled to indemnification hereunder, determined based upon the relative faults of the parties.

                  (Remainder of Page Intentionally Left Blank)

      IN WITNESS  WHEREOF,  the  parties  hereto  have  caused  this  Securities
Purchase   Agreement  to  be  duly  executed  by  their  respective   authorized
signatories as of the date first indicated above.

                                          DYNTEK, INC.

                                          By:
                                             -----------------------------------
                                                Steven Ross
                                                Chief Executive Officer

                            PURCHASERS SIGNATURE PAGE


------------------------------------
By:
   ---------------------------------
   Name:
   Title:

------------------------------------
Address

------------------------------------
Facsimile Number

------------------------------------
Tax Id #:

Subscription Amount:$
                     ---------------


------------------------------------
By:
   ---------------------------------
   Name:
   Title:

------------------------------------
Address

------------------------------------
Facsimile Number

------------------------------------
Tax Id #:

Subscription Amount:$
                     ---------------


------------------------------------
By:
   ---------------------------------
   Name:
   Title:

------------------------------------
Address

------------------------------------
Facsimile Number

------------------------------------
Tax Id #:

Subscription Amount:$
                     ---------------

                         INDEX OF EXHIBITS AND SCHEDULES

                                    EXHIBITS

Exhibit A       -     Form of Registration Rights Agreement

Exhibit B-2     -     Form of Series A Warrant

Exhibit B-2     -     Form of Series B Warrant

                                    SCHEDULES

Schedule 1      -     List of Purchasers and Securities Received

Schedule 3.1(y)       Registration Rights Agreement

                                    EXHIBIT A

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                   EXHIBIT B-1

                            FORM OF SERIES A WARRANT

                                   EXHIBIT B-2

                            FORM OF SERIES B WARRANT

                                   SCHEDULE 1

                         LIST OF PURCHASERS AND AMOUNTS

Name of Purchaser                Amount of Shares and Warrant Shares Purchased
-----------------                ---------------------------------------------

1._________________________     _____ Shares      ______ Series A Warrant Shares

                                                  ______ Series B Warrant Shares

2._________________________     _____ Shares      ______ Series A Warrant Shares

                                                  ______ Series B Warrant Shares

3._________________________     _____ Shares      ______ Series A Warrant Shares

                                                  ______ Series B Warrant Shares

4._________________________     _____ Shares      ______ Series A Warrant Shares

                                                  ______ Series B Warrant Shares

5._________________________     _____ Shares      ______ Series A Warrant Shares

                                                  ______ Series B Warrant Shares

6._________________________     _____ Shares      ______ Series A Warrant Shares

                                                  ______ Series B Warrant Shares

7._________________________     _____ Shares      ______ Series A Warrant Shares

                                                  ______ Series B Warrant Shares

8._________________________     _____ Shares      ______ Series A Warrant Shares

                                                  ______ Series B Warrant Shares

                                SCHEDULE 3.1 (y)

                          Form S-3 Selling Stockholders

      Name                                                        Shares
      -----------------------------------------------            ---------
      21st Century Investor LLC                                    120,000
      Adams, Donald                                              1,440,000
      Adkins, Douglas                                              840,000
      Alec Balestra Irrevocable Trust                              138,000
      Armitage, Barclay M                                          240,000
      Assante, Michael J                                           300,000
      Attanasi, Louis J                                             60,000
      Barnet Resnick Trust                                         120,000
      Becker, Martin                                                60,000
      Ben-Yishay, Arie                                             180,000
      Berg, Jack                                                   120,000
      Bergstein, Jay                                                60,000
      Bindseil, Edwin R                                             60,000
      Blockstein, David                                             24,000
      Bradley, Charles                                              60,000
      Broadband Capital Management                                 360,000
      Brunnschweiler, Christian and Erika                          153,000
      C. Peter Clapp Revocable Trust                               237,600
      Cabral, Raymond P                                             60,000
      Calcagno, Salvatore                                           68,000
      Carter, Jeffrey                                               60,000
      Castrovinci, Louis                                            48,000
      Cocke, Gregory (South West Securities as IRA Custodian)      345,600
      Cocke, Gregory and Susan                                     771,800
      Cocke, Susan (South West Securities as IRA Custodian)         64,800
      Cohen, Richard                                               240,000
      Cosentino, Samuel                                            100,000
      De Cresenzo, Al                                               24,000
      DeSimone, Dominick                                           414,400
      Ditri, Arnold                                                240,000
      Drucker, Mel                                                  71,400
      Duncan Capital LLC                                           466,667
      Erlanger, Jack                                                60,000
      Filon, William                                                60,000
      Finkle, S. Marcus                                            120,000
      Giaccio, John                                                 34,000
      Gillings, Robert                                              37,400
      Grinbaum, Mark and Tatyana                                    60,000
      H.T. Ardinger                                                 75,758
      Hansen, J. Burke                                              60,000
      Harms, William H                                             240,000
      Heim, William                                                100,800
      Inskip, Harold                                                60,000
      Iverson, Anita                                                90,000

      Name                                                        Shares
      -----------------------------------------------            ---------
      Justin Balestra Irrevocable Trust                            138,000
      King, Christopher and Michele                                261,830
      Lange, Daniel and Claire                                      60,000
      Laurus Master Fund, Ltd.                                   4,313,889
      Leviticus Partners LP                                        600,000
      Lisyansky, Alexander                                          84,000
      Lyons , Frank                                                120,000
      Mahler, Richard                                               24,000
      Maltese, Robert                                              204,000
      Marks, Fredric                                                14,000
      McGregor, Dan                                                102,000
      Meshel, Jeffrey                                              120,000
      Montalbine, Robert                                            78,000
      MSR Consultants                                              227,273
      Murello, Robert                                               60,000
      Onischenko,Tarras                                             24,000
      Page, Neil                                                    36,000
      Pericelli, Louis                                              24,000
      Philip L. Byrnes Trust                                        60,000
      Puccio, Frederick J                                          300,000
      Puccio, Jr., Gerry                                           420,000
      Puma, Joseph                                               1,071,200
      Rabito, Louis and Anthony Agresti                             24,000
      RBD Limited                                                  240,000
      Realty Appraisal Defined Benefit Pension Plan                 78,000
      RH Damon & Co.                                             2,067,692
      Roschwalb, Arthur                                             48,000
      Rosenbaum, Michael                                           480,000
      Ruggieri, David                                              600,000
      Ruggieri, David and Victoria                                 227,273
      Russ, Kenneth and Joanne                                      78,000
      Russ, Linda                                                   12,000
      Scamardella, John                                            720,000
      Serrano, Joseph and Pilar                                    251,600
      Sharkey, Kenneth                                              60,000
      Silvaslian, Peter K                                          120,000
      Silvaslian, Peter K. and Lillian                             290,000
      Sunderman Setty MD Trust                                     120,000
      Trimble, Russell H. and Setsuko I                            120,000
      Trust for the Young Family                                   120,000
      Valko, Steven J                                              189,600
      Vega, Ricardo                                                 69,600
      Vingan, Roy                                                  120,000
      Welch, Herbert                                               347,854
      William Armitage Trust                                       240,000
      Williamson, Lee A                                            360,000
      Total                                                     23,871,036
                                                                ==========